API USAGE AGREEMENT

THIS API USAGE AGREEMENT (the “Agreement”) is dated as of November 6, 2007 (the “Effective Date”) between T2 API Technologies, LLC, a Delaware limited liability company, (“Company”) and Media Sentiment, Inc. a Nevada corporation (“Vendor”).

A. WHEREAS, Company is an affiliate of TD AMERITRADE, Inc. (“TD AMERITRADE”), a registered broker-dealer under applicable law;

B. WHEREAS, TD AMERITRADE is a securities brokerage firm that offers a trading platform (the “TD AMERITRADE System”) that provides its clients the ability to enter securities orders, to verify and determine the status of open orders, to cancel and modify open orders, and to request basic securities account information and to receive other securities brokerage products and services;

C. WHEREAS, Vendor offers investors and traders [software applications and/or market data]  (“Vendor Application”) that interfaces with third party trading platforms (“Third Party Platforms”) as a means of providing users of such system with access to, among other things, the trading and related functionality of such Third Party Platforms  and a market data feed comprised of real time and delayed stock and/or futures and commodities quotes of major markets and feeds from major news organizations (together with Vendor Application, “Vendor System”); and

D. WHEREAS, Company and Vendor desire to set forth herein their agreement regarding the development of an interface between their respective systems (referred to as the “Vendor Interface” and defined in Section 1(a) below) through access to the Company’s application programming interface (“API”).

NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises, agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1)  INTERFACE DEVELOPMENT & CONFIGURATION.

(a) Company and Vendor will work with each other in good faith to configure (i) the API with respect to TD AMERITRADE System’s trading and account functionality, and (ii) the Vendor Interface with respect to the Vendor System’s functionality, to operate in conjunction with each other for the use by subscribers who are both clients of TD AMERITRADE and subscribers of Vendor (collectively, the “Subscribers”).  The software permitting the above-referenced interconnectivity is referred to herein as the “Vendor Interface.” Vendor acknowledges that all code for the API was written exclusively by Company and its affiliates and that the API constitutes Company Intellectual Property (as defined in Section 4(e)). Company acknowledges that all code for the Vendor Interface was written exclusively by or for Vendor and its affiliates and that the Vendor Interface constitutes Vendor Intellectual Property (as defined in Section 4(f)).

(b) Following completion of the Vendor Interface, both Company and Vendor shall subject the Vendor Interface to such operational and other tests (collectively, “Acceptance Tests”) as Company and Vendor may deem reasonably necessary to determine whether the Vendor Interface meets the parties’ respective operational criteria.  The Vendor Interface shall not be put into commercial use until each party has accepted the Vendor Interface.  For purposes hereof, “accepted” shall mean each party’s written notification to the other party that the Vendor Interface has passed all Acceptance Tests.

(c) Company and Vendor each retains the right at all times to make any changes in their respective systems that they may deem necessary or desirable.

(d) If any change to either the Vendor System or the TD AMERITRADE System, results in required modifications to the other party’s system to avoid interruption in the Vendor Interface, the parties agree to work in good faith, each at its own expense, to modify their respective systems to avoid or minimize any such interruption; provided, however, that neither party shall be obligated to make any material capital expenditure to modify or upgrade its system to be compatible with modifications to the other party’s system and, in lieu of making any such capital expenditure, may elect to terminate this Agreement.

 (e) The Vendor Interface will not be co-branded and the underlying technology of the Vendor System and the TD AMERITRADE System are, and shall remain, independent of each other.

 (f) The parties will clearly indicate, in appropriate places within their respective systems, that all securities transactions will be processed by TD AMERITRADE.   For example, “Brokerage services provided exclusively by TD AMERITRADE, Inc.”

2)  USE OF VENDOR INTERFACE.

(a) Only Subscribers may utilize the Vendor Interface.  In connection therewith, Vendor will execute its own agreement with Subscribers governing the Vendor Interface and the Vendor System.

(b) Any and all trading and other brokerage activities made available to Subscribers via the Vendor Interface shall be conducted solely by TD AMERITRADE.

(c) Unless licensed as a registered broker-dealer, Vendor agrees not to engage in the following activities (“Brokerage Activities”):  (i) except as expressly permitted by this Agreement, describe TD AMERITRADE’s or any of its affiliates’ brokerage services, products or benefits; (ii) recommend or endorse specific securities or investment strategies except as specifically related to Vendor’s business; or (iii) become involved in the financial services offered by TD AMERITRADE or any of its affiliates, including, without limitation, by:  (1) opening, approving, maintaining, administering, or closing third party customer brokerage accounts with  TD AMERITRADE or any of its affiliates; (2) soliciting, processing, or facilitating securities transactions relating to customer brokerage accounts with TD AMERITRADE or any of its affiliates; (3) extending credit to any customer for the purpose of purchasing securities through, or carrying securities with TD AMERITRADE or any of its affiliates; (4) answering TD AMERITRADE or any of its affiliates’ customer inquiries with respect to their accounts and transactions; (5) accepting customer securities orders, selecting among broker-dealers or routing orders to markets for, TD AMERITRADE or any of its affiliates execution; (6) handling funds or securities of TD AMERITRADE or any of its affiliates’ customers, or effecting clearance or settlement of customer securities trades or other securities transaction; (7) resolving or attempting to resolve any problems, discrepancies or disputes involving TD AMERITRADE or any of its affiliates’ customer accounts or related transactions; or (8) receiving compensation based on securities transactions or provision or investment advice. Vendor acknowledges that TD AMERITRADE shall be solely responsible for all Brokerage Activities.

3)  ADVERTISING.

(a) Except as provided in Addendum A, neither party shall be obligated to perform any advertising or marketing of the Vendor Interface, provided that, subject to the right of the other party to review and approve in advance all written statements made about such party, its system or the Vendor Interface (including the right to decline inclusion in any advertising), either party may, in its sole discretion, advertise the Vendor Interface and/or refer its prospects and clients to the Vendor Interface.

(b) In addition, subject to the right of TD AMERITRADE to review and approve in advance, all advertising or other promotion of the Vendor Interface by Vendor shall include the following disclaimers, as applicable, prominently displayed, in addition to any other disclaimers that may be required by applicable law, rule or regulation:

(i) “TD AMERITRADE, Inc. and [vendor Name] are separate, unaffiliated companies and are not responsible for each other’s services and products.”

(ii) “Brokerage services provided  exclusively by TD AMERITRADE, Inc., member SIPC”

(c) Each party is responsible for the accuracy of all sales and marketing materials relative to its products and the other party shall have no liability in respect thereof.

(d) Except as required by any applicable law or regulation or the rules of any recognized national stock or other exchange or any other self regulatory organization or association (each a “Governmental Entity”), neither party shall issue or cause any public announcement (a “Press Release”) to be made regarding this Agreement without obtaining the prior written consent of the other party and providing the other party with a reasonable opportunity to review and comment upon the Press Release.  If a Governmental Entity shall require either party to issue a Press Release, such party shall, to the extent reasonably practicable, provide the other party at least twenty four (24) hours prior written notice and the opportunity to review and make reasonable comments upon the Press Release prior to its release.

4)  LICENSE AND INTELLECTUAL PROPERTY.

(a)  License to Use API.  Subject to the terms and conditions of this Agreement, Company hereby grants to Vendor a non-exclusive, non-transferable license to use the API during the term of this Agreement for the sole purpose of enabling the Vendor System to interact with the TD AMERITRADE System through the Vendor Interface and the API (“License to Use API”).  The License to Use API shall automatically terminate upon any termination of this Agreement.

(b) License to Use Vendor Interface.  Subject to the terms and conditions of this Agreement, Vendor hereby grants to Company and its affiliates a non-exclusive, non-transferable license to use the Vendor Interface during the term of this Agreement for the sole purpose of enabling the Vendor System to interact with the TD AMERITRADE System through the Vendor Interface and API (“License to Use Vendor Interface”).  The License to Use Vendor Interface shall automatically terminate upon any termination of this Agreement.

(c) License to Use API: Restrictions.

(i)	Vendor shall not use the API:

                (A)  in any way other than as expressly permitted or granted under this Agreement;  and

                (B)  alone or in conjunction with the Vendor System in any way that results in or could result in any security breach with respect to the Company or any of its affiliates or a violation of any applicable law or regulation or Company’s informational technology security policies, as published by Company from time to time.

                 (ii)  The License to Use API shall not include the right of Vendor to sublicense the API to any third party.

(d)   (d) License to Use Vendor Interface: Restrictions.

(ii)	Company shall not use the Vendor Interface:

                 (A)  in any way other than as expressly permitted or granted under this Agreement; and

                 (B)  alone or in conjunction with the Company System in any way that results in  any security breach with respect to the Vendor or any of its affiliates or a violation of any applicable law or regulation or Vendor’s informational technology security policies, as published by Vendor from time to time and provided to Company;

                                 (ii)  The License to Use Vendor Interface shall not include the right of Company to sublicense the Vendor Interface to any third party.

(e) Except for the License to Use API, Vendor acknowledges and agrees that it acquires no license to the TD AMERITRADE System and that Company and its affiliates own all right, title and interest in and to the TD AMERITRADE System, its data and any modifications, alterations, translations or derivative works relating to the TD AMERITRADE System, including, but not limited to, the API and any code written by Company in connection with the Vendor Interface (collectively, the “Company Intellectual Property”).

(f) Except for the License to Use Vendor Interface, Company acknowledges and agrees that it acquires no license to the Vendor System and that Vendor owns all right, title and interest in and to the Vendor System, its data and any modifications, alterations, translations or derivative works relating to the Vendor System, including, but not limited to, any code written by Vendor in connection with the Vendor Interface (collectively, the “Vendor Intellectual Property”).

5)  CROSS-TRADEMARK LICENSES.

(a) Company and its affiliates hereby grant to Vendor a non-exclusive, non-transferable, limited license to use Company’s trade names, trademarks, service marks and/or logos set forth on Addendum A attached to this Agreement (“Company Trademarks”) (as the same may be amended from time to time to add or delete marks) during the term of this Agreement (and any renewal terms) for the purpose of promoting the Vendor Interface. Vendor shall comply with the requirements of the Company and all guidelines from time to time provided by Company to Vendor concerning the use of Company Trademarks and, before any use of Company Trademarks, shall submit a sample or proof of such use for approval by Company. Without limiting the foregoing, the Company Trademarks may not be used as part of any co-branded or composite mark that also includes any of the Vendor Trademarks.

(b) Vendor hereby grants to Company and its affiliates a non-exclusive, non-transferable, limited license to use Vendor’s trade names, trademarks, service marks and/or logos set forth on Addendum A attached to this Agreement (“Vendor Trademarks”) (as the same may be amended from time to time to add or delete marks) during the term of this Agreement (and any renewal terms) for the purpose of promoting the Vendor Interface.  Company shall comply with the requirements of Vendor and any other guidelines from time to time provided by Vendor concerning the use of the Vendor Trademarks and, before any use of Vendor Trademarks, shall submit a sample or proof of such use for approval by Vendor.  Without limiting the foregoing, the Vendor Trademarks may not be used as part of any co-branded or composite mark that also includes any of the Company Trademarks.

(c) The trademark licenses granted by each party to the other hereunder shall automatically terminate upon any termination of this Agreement.

(d) All goodwill arising from the use by either party of the other party’s trademarks shall inure solely to the benefit of the trademark owner.

(e) Except as expressly set forth herein, nothing in this Agreement grants to either party any ownership of or any rights in or to the other party’s intellectual property or trademarks.

6) CUSTOMER SUPPORT.  Neither party shall have any customer support obligations in connection with the Vendor Interface, provided, however, the parties shall provide customary and usual support of their respective systems and their other products and services that may be delivered in connection with the Vendor Interface.

7) FEES AND COSTS.  Except as set forth on Addendum A, neither party shall be obligated to pay the other any fees, commissions or royalties whatsoever in connection with this Agreement or the Vendor Interface and each party shall be responsible for its own costs in performing its obligations hereunder.  Without limiting the foregoing, upon any termination or expiration of this Agreement neither of the parties to this Agreement will be entitled to compensation for its efforts in promoting the Vendor Interface or generating goodwill inuring to the benefit of the other party.

8)TERM AND TERMINATION.

(a) Unless terminated as provided herein, the term of this Agreement will commence on the Effective Date, will continue for a period of one (1) year and will automatically renew for successive one (1) year periods.

(b) Either party may terminate this Agreement if

(i) It provides the other party with 60 days prior written notice of such termination;

(ii) the other party materially breaches any provision of this Agreement and fails to cure such breach within fifteen (15) days after receipt of notice of such breach;

(iii) the other party ceases to do business as a going concern without an assignment of its rights and obligations to a successor-in-interest; applies for or consents to the appointment of a trustee, receiver or other custodian, or makes an assignment for the benefit of creditors; becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; or, subject to applicable law, commences or has commenced against it any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceedings and, if such case or proceeding is commenced against it, such case or proceeding is not dismissed within sixty (60) days thereafter; or

(iv) any substantial part of the other party’s property is or becomes subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency without being released or satisfied within ten (10) days thereafter.

9)TERMINATION-RELATED OBLIGATIONS.

(a) Upon any termination of this Agreement, the parties will promptly:

(i)           reconfigure and/or reprogram their respective systems and products to disable the Vendor Interface;

(ii)           cease all advertising and promotion of the Vendor Interface and, to the extent possible, cancel pending advertising that has not yet been published or otherwise distributed;

(iii)           cease all use of the other’s trade names, trademarks, service marks and/or logos and discontinue use of all materials which reference the other party, its products or services;

(iv)           remove all links to the other party’s web site(s);

(v)           work in good faith to wind down their relationship in an expeditious and equitable manner, minimizing disruption in services to Subscribers to the extent reasonably practicable.

(b) Upon any termination of this Agreement, the Receiving Party (defined in paragraph 11) will promptly return to the Disclosing Party, (defined in paragraph 11) at its request, or destroy, all copies of the Disclosing Party’s Confidential Information (defined in paragraph 11) in its possession or control, and upon written request, an officer or other member of senior management of the Receiving Party will certify to the Disclosing Party as to the return or destruction of all Confidential Information. In addition, the Receiving Party will expunge, to the extent practicable, all such Confidential Information from any computer, word processor or other device containing such information.

10)NON-EXCLUSIVE RELATIONSHIP.  Unless provided otherwise in Addendum A, each party shall be free to market its existing products and services and to develop and market additional products and services (in every case, including to Subscribers), and to otherwise conduct its business, whether or not such business is now or in the future directly or indirectly competitive with the other party’s business or with the Vendor Interface.  Without limiting the generality of the foregoing, (a) both parties acknowledge that each party offers an Vendor Interface (that is substantially the same as the Vendor Interface hereunder) with other Third Party Platforms and systems similar to the Vendor System, which may be competitors of each respective party, and (b) both parties acknowledge and agree that Subscribers are not the exclusive customers of either party, each party having an independent contractual relationship with the Subscribers, and that either party may at any time, both during the term of this Agreement (including renewal terms) and following the termination of this Agreement, market their products to Subscribers and solicit Subscribers for any purpose, subject to applicable law.  Neither party will be liable to the other if a Subscriber elects to terminate receipt of or access to the Vendor Interface to obtain a service from either of the parties that is competitive with the Vendor Interface.

11)  CONFIDENTIAL INFORMATION.

(a)             For purposes of the Agreement:

“Representatives” includes a party’s directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) and those of the party’s affiliates.

“Disclosing Party” refers to the party disclosing Confidential Information.

“Receiving Party” refers to the party receiving Confidential Information.”

“Confidential Information” includes the following:  (i) any business or technical information of Company or its affiliates or Vendor, including, but not limited to, any information relating to the Company, its affiliates, the TD AMERITRADE System, the clients of the Company or its affiliates or Company Intellectual Property, the Vendor, the Vendor System, the Vendor’s customers, or Vendor Intellectual Property, or Company’s or its affiliates’ or Vendor’s other intellectual property or product plans, designs, costs, product prices and names, customer information and lists, lists of prospects, finances, marketing plans, business opportunities, personnel, research, development or know-how; and (ii) the terms and conditions of the Agreement. Confidential Information also includes all notes, analyses, compilations, studies, interpretations or other documents prepared by the Receiving Party or its Representatives that contain, reflect or are based upon, in whole or in part, the information furnished by or on behalf of the Disclosing Party to the Receiving Party or its Representatives subject to this Agreement..

Confidential Information does not include information that:  (i) is or becomes generally known to the public through no fault of or breach of the Agreement by the Receiving Party or is Representatives; (ii) was within the possession of the Receiving Party or any of its Representatives before its being furnished to the Receiving Party by or on behalf of the Disclosing Party pursuant to this Agreement provided, that the source of such information was not known by the Receiving Party to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, the Disclosing Party with respect to such information,; (iii) is independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information; or (iv) is or becomes available to the Receiving Party or its Representatives on a non-confidential basis from a source other than the Disclosing Party or any of its Representatives: provided, that such source was not known to the Receiving Party to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, the Disclosing Party with respect to such information.

“Customer Information” includes all data and information provided to Vendor by, and pertaining to or identifiable to, a customer or client of TD AMERITRADE or any of its affiliates, prospects or users of the TD AMERITRADE System.

(b)(i)           Customer Information is and shall remain the sole and exclusive property of the Company and its affiliates, and shall be treated by Vendor as Confidential Information of Company and its affiliates. Without limiting the confidentiality provisions of this Agreement, during the term of this Agreement and thereafter in perpetuity, Vendor will not gather, store, or use any such Customer Information in any manner except as necessary for the performance of the Agreement and will not disclose, distribute, sell, share, rent or otherwise transfer or communicate any such Customer Information to any third party.

(b)(ii)                      Vendor agrees to comply with all applicable laws and regulations relating to the privacy and security of customer data, identifying information of a customer, and any processed data incorporating any such data and information, to ensure that any and all contractors and other third parties to which it provides information in compliance with this Agreement similarly comply with those requirements.  Vendor also agrees to cooperate with Company and its affiliates in enabling TD AMERITRADE to satisfy its anti-money laundering and similar regulatory requirements.  Upon notice from Company or its affiliates, Vendor shall provide such auditors and inspectors as Company may designate in such notice with reasonable access during normal business days and hours to Vendor premises, systems and business records reflecting Vendor compliance with the provisions of this paragraph.  Vendor shall provide such auditors and inspectors with any assistance that they may reasonably require. Company may notify Vendor of any failure to comply with the terms and conditions of this paragraph, and Vendor agrees to correct such failure to comply within the time period specified by the auditors/inspectors.

(c)           Each party agrees that it will not use the other party’s Confidential Information except as necessary for the performance of the Agreement and will not, without the other party’s prior written approval, disclose such Confidential Information to any person or third party except to those of its Representatives that need to know such Confidential Information for the purpose of performing under the Agreement and who are also bound by the nondisclosure and use restrictions set forth herein.  Each party will maintain the confidentiality of all Confidential Information in its possession or control using no less than the efforts that such party ordinarily uses with respect to its own proprietary information of similar nature and importance, but in no event less than a reasonable degree of care.  All copies of a party’s Confidential Information shall bear any legend as to confidentiality that may appear on the original.

(d)           The confidentiality obligations of the Receiving Party under the Agreement will not restrict it or its Representatives from disclosing Confidential Information of the Disclosing Party pursuant to the order, requirement or request of a court, administrative or regulatory agency, or other governmental body or self-regulatory organization, if in the opinion of the Receiving Party’s counsel (which may be its internal counsel) such disclosure is required under applicable law, legal process or the rules and regulations of any securities exchange, securities market or self-regulatory agency having jurisdiction over the Receiving Party or its affiliates; provided that the party required to make such a disclosure gives reasonable notice to the other party (unless prohibited by applicable law from giving such notice) to afford such party the opportunity to contest such order or requirement  or  to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

(e) Except with respect to disclosures made pursuant to subsection (d) of this paragraph 11, (i) the Receiving Party shall be responsible for any breach of this Agreement by any of its Representatives and the Receiving Party agrees, at its sole expense, to take all reasonable measures (including but not limited to court proceedings) to prohibit and restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Information, and (ii) prior to furnishing all or any portion of the Confidential Information to any Representative, the Receiving Party shall advise such Representative of the confidentiality restrictions under this Agreement.

(f)           No right in or license to the Disclosing Party’s Confidential Information is offered or granted herein, nor shall any right or license be implied by the disclosure of Confidential Information.  IN FURNISHING CONFIDENTIAL INFORMATION HEREUNDER, THE DISCLOSING PARTY MAKES NO WARRANTY, REPRESENTATION OR GUARANTEE WHATSOEVER REGARDING THE COMPLETENESS OR ACCURACY OF SUCH CONFIDENTIAL INFORMATION.

(g)           Each party recognizes that the other party would be irreparably harmed by violation of the confidentiality obligations set forth herein and shall be entitled to an injunction or other decree of specific performance with respect to any such violation (without any bond or other security being required), in addition to all other available remedies.

12)DISCLAIMER OF WARRANTIES.

EXCEPT FOR ANY EXPRESS WARRANTIES SET FORTH IN THE AGREEMENT, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES REGARDING THE TD AMERITRADE SYSTEM AND THE COMPANY INTELLECTUAL PROPERTY, THE VENDOR SYSTEM AND THE VENDOR INTELLECTUAL PROPERTY, THE API, THE VENDOR INTERFACE, THEIR RESPECTIVE CONFIDENTIAL INFORMATION AND THEIR RESPECTIVE BUSINESSES, AND ANY THIRD PARTY SOFTWARE OR HARDWARE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AS WELL AS ANY WARRANTIES ARISING OUT OF COURSE OF DEALING, USAGE OR TRADE.

13)  LIMITATION OF LIABILITY.  EXCEPT FOR CLAIMS PERTAINING TO SECTIONS 11 OR SECTION 14 OF THE AGREEMENT, OR DAMAGES RESULTING FROM A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT,  NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR INCIDENTAL LOSSES OR DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOST SAVINGS OR LOSS OF USE OF FACILITIES OR EQUIPMENT, REGARDLESS OF WHETHER ARISING FROM BREACH OF CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, OR IF SUCH LOSS OR DAMAGE COULD HAVE BEEN REASONABLY FORESEEN.

NEITHER PARTY SHALL BE LIABLE FOR ANY FAILURE OR DELAY IN ITS PERFORMANCE DUE TO CIRCUMSTANCES BEYOND ITS CONTROL, INCLUDING, BUT NOT LIMITED TO, ACTS OF CIVIL OR MILITARY AUTHORITY, NATIONAL EMERGENCIES, TERRORISM, LABOR DIFFICULTIES, FIRE, FLOOD OR CATASTROPHE, ACTS OF GOD, INSURRECTION, WAR, RIOTS OR FAILURE BEYOND ITS REASONABLE CONTROL OF TRANSPORTATION, POWER SUPPLY, TELEPHONE OR OTHER COMMUNICATIONS LINES.

14)     INDEMNIFICATION.

(a)                 Company hereby agrees to defend, indemnify and hold Vendor harmless from and against any and all claims, damages, liabilities, costs, losses and expenses of any kind or nature whatsoever (including any legal or other expenses incurred in connection with investigating any claim, and any amounts paid in settlement or compromise) (collectively, “Losses”) to which Vendor may become subject, insofar as such Losses arise out of or are based upon (i) Company’s unauthorized use of the Vendor Trademarks or Vendor Confidential Information, (ii) any claim by Subscribers for Losses directly caused by Company or the TD AMERITRADE System or the API, or (iii) any claim that the TD AMERITRADE System, Company Intellectual Property or Company Trademarks infringe any U.S. patents, copyrights, trade secrets, licenses or other property rights of any third party, provided that:  (A) Vendor promptly notifies Company in writing of any such action and gives Company sole authority and all information and assistance (at Company’s expense) reasonably requested by Company to defend or settle such claim, provided that failure to give prompt notice shall not relieve Company of its indemnification obligations unless Company is materially prejudiced thereby, (B) in the case of (iii) above, such claim does not arise out of any unauthorized use of or modification to the TD AMERITRADE System by Vendor, and (C) any such costs and expenses (other than judgments or settlements negotiated by Company) were incurred by Vendor with Company’s written authorization, which shall not be unreasonably withheld or delayed.

(b)                 Vendor hereby agrees to defend, indemnify and hold Company and its affiliates harmless from and against any and all Losses to which Company may become subject, insofar as such Losses arise out of or are based upon (i) any breach or violation by Vendor of the terms of any of the licenses granted to Vendor under this Agreement; (ii) any breach or violation by Vendor of any applicable laws and regulations; (iii) any unauthorized use of the Company Trademarks, the Company’s Confidential Information, or Customer Information (iv) any claim by Subscribers for Losses directly caused by Vendor, the Vendor System or the Vendor Interface; or (v) any claim that the Vendor System, Vendor Intellectual Property or Vendor Trademarks infringe any patents, copyrights, trade secrets, licenses or other property rights of any third party, provided that:  (A) Company promptly notifies Vendor in writing of any such action and gives Vendor sole authority and all information and assistance, provided that failure to give prompt notice shall not relieve Company of its indemnification obligations unless Company is materially prejudiced thereby,  (at Vendor’s expense) reasonably requested by Vendor to defend or settle such claim, (B) in the case of (v) above, such claim does not arise out of any unauthorized use of or modification to the Vendor System by Company, and (C) any such costs and expenses (other than judgments or settlements negotiated by Vendor) were incurred by Company with Vendor’s written authorization, which shall not be unreasonably withheld or delayed.

15)  SURVIVAL. The provisions of Sections 4, 9, 11, 12, 13, 14, 15 and 17 of the Agreement shall survive any termination, cancellation, or completion of performance of the Agreement.

16)  WAIVER.  The failure by either party to enforce any provision of the Agreement will not constitute a waiver of future enforcement of that or any other provision.

17)  GOVERNING LAW AND JURISDICTION; JURY TRIAL WAIVER.  The Agreement will be governed by and construed in accordance with the laws of the State of Delaware without application of the principles of conflicts of law.  Any legal action or proceeding arising under the Agreement will be brought exclusively in the Federal or states courts located in the State of Delaware and the parties hereby consent to the personal jurisdiction and venue therein. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the in the Federal or states courts located in the State of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT.

18)  NOTICES.  All notices permitted or required under this Agreement shall be in writing and shall be considered given:  (a) when delivered personally; (b) five (5) days after mailing, when sent certified mail, postage prepaid, return receipt requested; (c) one (1) business day after mailing when sent via a nationally recognized commercial overnight carrier, fees prepaid; or (d) upon delivery when sent by facsimile transmission confirmed by first class mail.  All notices will be sent to the parties at the addresses set forth on the signature page, or such addresses as the parties may specify from time to time by like notice.

19)  SEVERABILITY.  If for any reason a court of competent jurisdiction finds any provision of the Agreement invalid or unenforceable, that provision will be enforced to the maximum extent permissible and the other provisions of the Agreement will remain in full force and effect.

20)  RELATIONSHIP OF THE PARTIES.  The parties to the Agreement are independent contractors and the Agreement will not establish any relationship of partnership, joint venture, employment, franchise, or agency between the parties.  Neither party will have the power or authority to bind the other or to incur obligations on the other’s behalf without the other party’s prior written consent.

21)  ASSIGNMENT.  Vendor shall not assign its rights or delegate its duties hereunder without the prior written consent of the Company, such consent not to be unreasonably withheld or delayed.

22)  NO RULE OF STRICT CONSTRUCTION.  The parties, by executing below, acknowledge that the provisions and language of the Agreement have been negotiated by both parties and specifically agree that no provision of the Agreement shall be construed against a party by reason of such party having drafted such provision or the Agreement.

23)  HEADINGS.  The headings appearing herein are inserted only as a matter of convenience and as a reference, and in no way define, limit or describe the scope or intent of the applicable clause or the Agreement.

24)  COUNTERPARTS.  This Agreement may be signed in one or more counterparts, with the same effect as if the signature on each counterpart were upon the same instrument.  A copy or facsimile of a party’s signature shall be binding upon the signatory with the same force and effect as an original signature.

25)  ENTIRE AGREEMENT.  This Agreement, including Addendum A, constitutes the complete and exclusive understanding and agreement between the parties regarding its subject matter and supersedes all prior or contemporaneous agreements or understandings, written or oral, relating to its subject matter.  Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by duly authorized representatives of both parties.

26)  DEFINITIONS.  The following are defined in the sections of this Agreement referred to below:

“Acceptance Tests”: Section 1(b).

“API”: Recital D.

“Brokerage Activities”: Section 2(c).

“Company”: Introductory paragraph.

“Company Intellectual Property”: Section 4(e).

“Company Trademarks”: Section 5(a).

“Confidential Information”: Section 11(a).

“Customer Information”: Section 11(c).

“Disclosing Party”: Section 11(a).

“Governmental Entity”: Section 3(d).

“License to Use API”: Section 4(a).

“Losses”: Section 14(a).

“Press Release”: Section 3(d).

“Receiving Party”: Section 11(a).

“Representatives”: Section 11(a).

 “Subscribers”: Section 1(a).

“TD AMERITRADE”: Recital A.

“TD AMERITRADE System”: Recital B.

 “Third Party Platforms”: Recital C.

“Vendor”: Introductory paragraph.

            “Vendor Application” shall have the meaning as set forth in the recitals.

“Vendor Intellectual Property”: Section 4(f).

                “Vendor Interface”: Recital D and Section 1(a).

“Vendor System”: Recital C.

 “Vendor Trademarks”: Section 5(b).

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

T2 API TECHNOLOGIES, LLC	VENDOR

By: /s/Peter Smith	By: /s/Marian Munz

Name: Peter Smith	Name: Marian Munz

Title: Director, API Business	Title: President & CEO

Notice Address(es):	Notice Address:

T2 API TECHNOLOGIES, LLC	Media Sentiment, Inc.
Attn:	825 Van Ness Avenue, 4th Fl.
6940 Columbia Gateway Drive, Suite 200	San Francisco, Ca 94109
Columbia, MD 21046

With a copy to:
TD AMERITRADE Holding Corporation
Attention: General Counsel
6940 Columbia Gateway Drive, Suite 200
Columbia, MD 21046